Exhibit 99.1

Boot Barn Holdings, Inc. Announces First Quarter Fiscal Year 2017 Financial Results; Reiterates Fiscal Year 2017 Outlook

IRVINE, Calif.--(BUSINESS WIRE)--July 26, 2016--Boot Barn Holdings, Inc. (NYSE:BOOT) today announced its financial results for the first fiscal quarter ended June 25, 2016.

Highlights for the quarter ended June 25, 2016, were as follows:

  Net sales increased 39% to $133.4 million.
  Consolidated same store sales increased 0.4%.
  Net income was $0.6 million, or $0.02 per diluted share, compared to $2.3 million, or $0.08 per diluted share in the prior-year period.
  The Company opened two new stores.

Jim Conroy, Chief Executive Officer, commented, “We are pleased to have achieved positive same store sales growth without any significant increase in promotions in a challenging retail environment. The growth was led by outsized sales in our e-commerce business with a particularly strong performance from the Sheplers online business. From a merchandise perspective, our initiatives in the work boots and work apparel categories continue to drive modest growth in those departments. I believe we have taken the appropriate steps to manage through the external pressures on our business, as we continue to build our leading position in the industry.”

Operating Results for the First Quarter Ended June 25, 2016

  Net sales increased 39.0% to $133.4 million from $96.0 million in the prior-year period. Net sales increased due to contributions from Sheplers (which was acquired in the second quarter of fiscal 2016), a 0.4% increase in same store sales, and 17 new stores opened over the past twelve months.
  Gross profit increased 32.4% to $40.8 million, or 30.5% of net sales, compared to gross profit of $30.8 million, or 32.1% of net sales, in the prior-year period, driven by the addition of the Sheplers business and 17 new stores opened over the past twelve months. As a percentage of sales, consolidated gross margin declined primarily due to a higher percentage of historically lower-margin Sheplers sales compared to the prior-year period when the Company did not own Sheplers.
  Income from operations decreased 8.0% to $4.5 million, compared to $4.8 million in the prior-year period. The decrease was driven primarily by additional expenses associated with Sheplers, and higher depreciation and amortization expense associated with new stores opened, in line with the Company’s strategic growth objectives. Excluding acquisition-related expenses of $0.9 million, adjusted income from operations was $5.7 million in the first quarter of fiscal year 2016.
  The Company opened 2 new stores and ended the quarter with 210 stores in 29 states.

  Interest expense was $3.6 million, an increase of $2.8 million, or $0.06 per diluted share, compared to the prior-year period, reflecting additional debt associated with the acquisition of Sheplers in the second quarter of fiscal year 2016.
  Net income was $0.6 million, or $0.02 per diluted share, compared to $2.3 million or $0.08 per diluted share in the prior-year period. Excluding acquisition-related expenses and the adjusted provision for income taxes, adjusted net income was $3.0 million or $0.11 per diluted share, in the first quarter of fiscal year 2016.

A reconciliation of adjusted income from operations, adjusted net income and adjusted net income per diluted share for the first quarter of fiscal year 2016, each a non-GAAP financial measure, to their most directly comparable GAAP financial measures is included in the accompanying financial data. Adjusted measures are not presented for the first quarter of fiscal year 2017 as there were no adjustments. See also "Non-GAAP Financial Measures."

Balance Sheet Highlights as of June 25, 2016

  Cash: $5.8 million
  Inventories: Average inventory per store was flat compared to June 27, 2015
  Total debt: $253.5 million
  Line of credit: $60.2 million outstanding on revolving credit facility

Fiscal Year 2017 Outlook

For the fiscal year ending April 1, 2017, the Company continues to expect:

  To open 15 new stores, including two opened in the first quarter.
  Consolidated same store sales between slightly negative to slightly positive.
  Income from operations between $42.4 million and $46.8 million.
  Net income of $16.9 million to $19.6 million.
  Net income per diluted share of $0.63 to $0.73 based on 26.8 million weighted average diluted shares outstanding.

For the fiscal second quarter ending September 24, 2016 the Company expects:

  Consolidated same stores sales to be slightly negative to slightly positive;
  Net income per diluted share of $0.00 to $0.02 based on 26.7 million weighted average diluted shares outstanding.

Conference Call Information

A conference call to discuss the financial results for the first quarter of fiscal year 2017 is scheduled for today, July 26, 2016, at 4:30 p.m. ET (1:30 p.m. PT). Investors and analysts interested in participating in the call are invited to dial (877) 407-4018. The conference call will also be available to interested parties through a live webcast at investor.bootbarn.com. Please visit the website and select the “Events and Presentations” link at least 15 minutes prior to the start of the call to register and download any necessary software. A telephone replay of the call will be available until August 26, 2016, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference identification number: 13641203. Please note participants must enter the conference identification number in order to access the replay.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. Boot Barn now operates 210 stores in 29 states, in addition to an e-commerce channel www.bootbarn.com. The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer. Sheplers has been part of the western, outdoor, and work lifestyle for over 100 years. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Non-GAAP Financial Measures

The Company presents adjusted income from operations, adjusted net income and adjusted net income per diluted share to help the Company describe its operating and financial performance. These financial measures are non-GAAP financial measures and should not be construed in isolation or as an alternative to actual gross profit, actual income from operations, actual net income and actual earnings per diluted share and other income or cash flow statement data (as presented in the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States, or GAAP), or as a better indicator of operating performance or as a measure of liquidity. These non-GAAP financial measures, as defined by the Company, may not be comparable to similar non-GAAP financial measures presented by other companies. The Company’s management believes that these non-GAAP financial measures provide investors with transparency and help illustrate financial results by excluding items that may not be indicative of, or are unrelated to, the Company’s core operating results, thereby providing a better baseline for analyzing trends in the underlying business. See the table at the end of this press release for a reconciliation of adjusted income from operations to income from operations, adjusted net income to net income, and adjusted net income per diluted share to net income per diluted share.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan“, "intend", "believe", “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences and the Company’s ability to effectively execute on its growth strategy; the failure to realize the anticipated synergies from the Sheplers acquisition and other risks of integration, to maintain and enhance its strong brand image; to compete effectively; to maintain good relationships with its key suppliers; and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Boot Barn Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 25,	March 26,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$5,839	$7,195
Accounts receivable, net	3,460	4,131
Inventories	179,225	176,335
Prepaid expenses and other current assets	16,004	15,558
Total current assets	204,528	203,219
Property and equipment, net	76,443	76,076
Goodwill	193,095	193,095
Intangible assets, net	64,300	64,861
Other assets	1,035	2,075
Total assets	$539,401	$539,326
Liabilities and stockholders’ equity
Current liabilities:
Line of credit	$60,190	$48,815
Accounts payable	57,961	66,553
Accrued expenses and other current liabilities	32,230	35,896
Current portion of notes payable, net of unamortized debt issuance costs	1,037	1,035
Total current liabilities	151,418	152,299
Deferred taxes	11,426	12,255
Long-term portion of notes payable, net of unamortized debt issuance costs	192,314	192,579
Capital lease obligation	8,169	8,272
Other liabilities	12,984	12,431
Total liabilities	$376,311	$377,836

Stockholders’ equity:
Common stock, $0.0001 par value; June 25, 2016 - 100,000 shares authorized, 26,419 shares issued; March 26, 2016 - 100,000 shares authorized, 26,354 shares issued	3	3
Preferred stock, $0.0001 par value; 10,000 shares authorized, no shares issued or outstanding	-	-
Additional paid-in capital	138,894	137,893
Retained earnings	24,218	23,594
Less: Common stock held in treasury, at cost, 7 and 4 shares at June 25, 2016 and March 26, 2016, respectively	(25)	-
Total stockholders’ equity	163,090	161,490
Total liabilities and stockholders’ equity	$539,401	$539,326

Boot Barn Holdings, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	June 25,	June 27,
	2016	2015
Net sales	$133,414	$96,000
Cost of goods sold	92,664	65,221
Gross profit	40,750	30,779
Operating expenses:
Selling, general and administrative expenses	36,300	25,053
Acquisition-related expenses	-	891
Total operating expenses	36,300	25,944
Income from operations	4,450	4,835
Interest expense, net	3,560	791
Income before income taxes	890	4,044
Income tax expense	266	1,773
Net income	$624	$2,271

Earnings per share:
Basic shares	$0.02	$0.09
Diluted shares	$0.02	$0.08
Weighted average shares outstanding:
Basic shares	26,373	25,865
Diluted shares	26,616	26,973

Boot Barn Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	June 25,	June 27,
	2016	2015
Cash flows from operating activities
Net income	$624	$2,271
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation	3,518	2,008
Stock-based compensation	756	653
Excess tax benefit	-	(2,111)
Amortization of intangible assets	561	629
Amortization and write-off of debt issuance fees and debt discount	281	69
Loss on disposal of property and equipment	59	11
Accretion of above market leases	(14)	(19)
Deferred taxes	(141)	154
Changes in operating assets and liabilities:
Accounts receivable, net	671	861
Inventories	(2,890)	(7,103)
Prepaid expenses and other current assets	(1,201)	3,121
Other assets	1,040	(235)
Accounts payable	(7,815)	4,318
Accrued expenses and other current liabilities	(3,666)	(591)
Other liabilities	567	1,202
Net cash (used in)/provided by operating activities	$(7,650)	$5,238
Cash flows from investing activities
Purchases of property and equipment	$(4,721)	$(7,085)
Net cash used in investing activities	$(4,721)	$(7,085)
Cash flows from financing activities
Line of credit - net	$11,375	$10,900
Repayments on debt and capital lease obligations	(603)	(477)
Debt issuance fees	-	(439)
Tax withholding for net share settlement	(25)	-
Excess tax benefit from stock options	-	2,111
Proceeds from the issuance of common stock related to stock-based compensation	268	1,224
Net cash provided by financing activities	$11,015	$13,319

Net (decrease)/increase in cash and cash equivalents	(1,356)	11,472
Cash and cash equivalents, beginning of period	7,195	1,448
Cash and cash equivalents, end of period	$5,839	$12,920

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$399	$124
Cash paid for interest	$3,306	$707
Supplemental disclosure of non-cash activities:
Unpaid purchases of property and equipment	$1,253	$791

Boot Barn Holdings, Inc.
Supplemental Information - Consolidated Statements of Operations
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

The tables below reconcile the non-GAAP financial measures of adjusted income from operations, adjusted net income, and adjusted diluted earnings per share, with the most directly comparable GAAP financial measures of income from operations, net income, and diluted earnings per share.

	Thirteen Weeks Ended
	June 25,	June 27,
	2016	2015

Reconciliation of GAAP income from operations to adjusted income from operations
Income from operations, as reported	$4,450	$4,835
Acquisition-related expenses (a)	-	891
Adjusted income from operations	$4,450	$5,726

Reconciliation of GAAP net income to adjusted net income
Net income, as reported	$624	$2,271
Acquisition-related expenses (a)	-	891
Provision for income taxes, as reported	-	1,773
Adjusted provision for income taxes	-	(1,942)
Adjusted net income	$624	$2,993

Reconciliation of adjusted net income per diluted share to net income per diluted share
Net income per share, diluted:
Net income per share, as reported	$0.02	$0.08
Adjustments	-	0.03
Adjusted net income per share, diluted	$0.02	$0.11

Weighted average diluted shares outstanding	26,616	26,973

(a) Includes direct costs and fees related to the Sheplers acquisition.

Boot Barn Holdings, Inc.
Store Count

	Fiscal Year Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	March 28	June 27	September 26	December 26	March 26	June 25
	2015	2015	2015	2015	2016	2016
Store Count (BOP)	152	169	176	201	206	208
Opened/Acquired	18	7	31	5	4	2
Closed Boot Barn Stores	(1)	-	(1)	-	(1)	-
Closed Sheplers Stores	-	-	(5)	-	(1)	-
Store Count (EOP)	169	176	201	206	208	210

Debt Covenant EBITDA Reconciliation
(Unaudited)

	(Thirteen Weeks Ended)
	June 25,	March 26,	December 26,	September 26,	June 27,
	2016	2016	2015	2015	2015
Boot Barn's Net income/(loss)	$624	$1,012	$9,928	$(3,343)	$2,271
Income tax expense/(benefit)	266	1,029	6,712	(2,071)	1,773
Interest expense, net	3,560	3,576	3,553	5,003	791
Depreciation and intangible asset amortization	4,079	4,494	3,593	3,292	2,637
Boot Barn's EBITDA	$8,529	$10,111	$23,786	$2,881	$7,472

Non-cash stock-based compensation (a)	$756	$737	$761	$730	$653
Non-cash accrual for future award redemptions (b)	42	(797)	961	88	(248)
Acquisition-related expenses (c)	-	-	-	-	891
Acquisition-related integration costs (d)	-	1,817	3,153	5,368	-
Amortization of inventory fair value adjustment (e)	-	(47)	(228)	(225)	-
Loss on disposal of assets and contract termination costs (f)	59	267	53	1,042	11
Secondary offering costs (g)	-	-	317	-	-
Boot Barn's Adjusted EBITDA	$9,386	$12,088	$28,803	$9,884	$8,779

Additional adjustments[1]	1,345	959	655	718	2,904
Consolidated EBITDA per Loan Agreements	$10,731	$13,047	$29,458	$10,602	$11,683

1 Adjustments to Boot Barn's Adjusted EBITDA as stipulated in the 2015 Golub Term Loan and June 2015 Wells Fargo Revolver include pre-opening costs, franchise and state taxes, and other miscellaneous adjustments. For the thirteen weeks ended June 27, 2015, the adjustments also include Sheplers EBITDA, as Sheplers' results were not included in Boot Barn consolidated results until the thirteen weeks ended September 26, 2015, the period in which Boot Barn acquired Sheplers.

(a) Represents non-cash compensation expenses related to stock options, restricted stock awards and restricted stock units granted to certain of our employees and directors.

(b) Represents the non-cash accrual for future award redemptions in connection with our customer loyalty program.

(c) Includes direct costs and fees related to the Sheplers Acquisition.

(d) Represents certain store integration, remerchandising, inventory obsolescence and corporate consolidation costs incurred in connection with the integration of Sheplers. Includes an adjustment to normalize the gross margin impact of discontinued inventory from Sheplers, which was sold at a discount or written off. The adjustment assumes such inventory was sold at Sheplers' normalized margin rate.

(e) Represents the amortization of purchase-accounting adjustments that decreased the value of inventory acquired to its fair value.

(f) Represents loss on disposal of assets and contract termination costs from store closures and unused office and warehouse space.

(g) Represents professional fees and expenses incurred in connection with a Form S-1 Registration Statement filing in July 2015 and withdrawn in November 2015.

CONTACT:
Investors:
ICR, Inc.
Anne Rakunas / Brendon Frey, 310-954-1113
BootBarnIR@icrinc.com
or
Media:
Boot Barn Media Relations
Jayme Maxwell, 949-453-4400 ext. 428
BootBarnIRMedia@bootbarn.com